Exhibit 10.5

Lease Contract for Premises

Party A (Lessor): Wuhan Hongtao Technology Service Co. Ltd.

Address: Floors 1-3, Building D4D5, Huazhong Zhigu Park, Wuhan Economic and Technological Development Zone
Legal Representative or Authorized Representative: Yicheng Liu

Party B (Lessee): Wuhan Wodetong Supply Chain Technology Co., Ltd.
Address: 4th Floor, Section 4-56, Building C, Comprehensive Bonded Zone, 8MC Plot No. 69, Checheng South Road, Wuhan City, Hubei Province, China

Legal Representative or Authorized Representative: Yu Zhang

Pursuant to the Civil Code of the People’s Republic of China, and based on the principles of equality, voluntariness, fairness, and good faith, Party A and Party B have reached an agreement through mutual consultation regarding Party B’s lease of premises legally available for lease by Party A. The parties hereby enter into this Contract.

Article I	Condition and Purpose of the Leased Premises

1.	Location: Party A agrees to lease to Party B, under the terms and conditions set forth in this Contract, the facility space located on the second floor of the D5 R&D Building, Phase I of Huarenhuihe Technology Park (Huazhong Zhigu), Parcel 201M, Wuhan Economic and Technological Development Zone (hereinafter referred to as the “Premises”). Party B agrees to lease the Premises under the terms and conditions of this Contract. The leased area is 658.46 square meters. In the event of any discrepancy between the leased area specified herein and the actual measured area, the leased area as stated in this Contract shall prevail and shall not affect the calculation of rent. A floor plan of the Premises is attached hereto as Appendix 1.

2.	Permitted Use: Party B shall use the leased Premises exclusively for corporate office purposes. During the lease term, Party B shall not sublease or assign all or any part of the Premises to any third party without Party A’s prior written consent. In case of any unauthorized sublease or assignment, Party A shall have the right to terminate this Contract.

3.	The Premises leased by Party A to Party B are in (bare space ☐ / fully furnished ☑) condition, including: electricity, integrated broadband network infrastructure, and utility meter boxes, as well as basic interior finishes (including suspended ceilings, partitions, and office furniture, as detailed in Appendix 2). However, the lease does not include computers, electrical appliances, or other equipment. The condition of the Premises at the time of delivery shall serve as the basis for the inspection and acceptance upon its return.

Article II	Permitted Business Activities

1.	Party B shall use the leased Premises for the following business activities:

Company Name	Business Scope	Special Notes
Wuhan Wodetong Supply Chain Technology Co., Ltd.	Supply chain management services; import and export of goods; import and export of technology; international freight forwarding services; non-vessel operating common carrier (NVOCC) services; domestic freight forwarding services; loading and unloading services; general cargo warehousing services (excluding hazardous chemicals and other items requiring special permits); leasing of machinery and equipment; sale of machinery and equipment; sale of construction materials; wholesale of hardware products; sale of communication equipment; wholesale of computer software, hardware, and related auxiliary equipment; sale of chemical products (excluding restricted or hazardous chemicals); information technology consulting services; online sales (excluding goods that require special permits)	Party B may independently modify its business scope as necessary for research and development projects

2.	During the lease term, Party B shall not alter the structure or intended use of the leased Premises under this Contract without Party A’s prior written consent and the necessary approvals from the relevant authorities.

3.	The goods and services displayed or sold by Party B shall comply with all applicable national laws, regulations, and relevant provisions of Wuhan Municipality.

Article III	Lease Term and Renewal

1.	The lease term under this Contract shall commence on December 28, 2023, and expire on October 13, 2025.

2.	Upon expiration of the lease term, Party A shall reclaim the Premises. If Party B intends to continue leasing the Premises, it shall submit a written renewal request to Party A at least three months prior to the expiration of the lease term. The parties shall enter into a new lease contract upon Party A’s approval, and the rent and relevant fees shall be governed by the newly executed lease contract. If the parties fail to enter into a new lease contract, this Contract shall terminate on the expiration date of the lease term.

Article IV	Rent, Fees, and Payment Terms

1.	Rent Standard

The parties agree that the rent for the Premises shall be RMB 60 Yuan per square meter per month, inclusive of taxes.

2.	Property Management Fees and Ancillary Service Fees

2.1 During the lease term, property management fees and water charges shall be borne by Party A.

2.2 Party B shall be responsible for all electricity, central air conditioning, equipment, and other ancillary service fees (hereinafter referred to as “Various Fees”) incurred during the lease period and shall pay these fees to Party A. The central air conditioning energy fee shall be charged at 80% of the standard rate.

3.	Payment Schedule and Methods

3.1 Security Deposit: Within three (3) working days after signing this Contract, Party B shall pay Party A a security deposit of RMB Thirty Thousand in full (¥30,000.00) as a guarantee for Party B’s full compliance with all terms of this Contract. Party B shall not unilaterally offset any payable amount under this Contract against the security deposit without Party A’s prior written consent.

3.2 Rent Payment: Party B shall make full payment of the rent for the upcoming rental quarter in a single installment at least five (5) working days before the start of each quarter’s rental period. Party A shall issue the corresponding invoice to Party B within three (3) working days after receiving the full rental payment.

3.3 Other Fees: Party B shall pay all applicable charges within the specified period upon receipt of billing statements issued by the relevant authorities.

4.	Party A’s Payment Account Information:

5.	Party B shall not refuse to pay rent, electricity fees, energy fees, or the required security deposit for any reason.

Article V	Renovation, Usage Requirements, and Maintenance Responsibilities

1.	If Party B carries out any unauthorized renovations without Party A’s prior written consent, Party A shall have the right to dismantle such renovations. All costs and any resulting losses shall be borne solely by Party B.

2.	Party B shall submit the design plans and detailed descriptions for any interior renovations, equipment installations, and furnishing of the Premises to Party A at least five (5) working days before commencing any work. Party B must obtain Party A’s approval, complete all necessary formalities, and pay the required fees before proceeding with construction. Any liability or consequences arising from non-compliance shall be borne by Party B.

3.	Party B must engage a licensed and qualified contractor for the renovations. The renovation work must comply with all applicable laws, regulations, and Party A’s requirements for the Premises. Party B shall not alter the original building structure or compromise the integrity of safety facilities. Any damage to Party A, third parties, or their property caused by Party B’s renovation activities shall be the sole responsibility of Party B.

4.	Upon completion of the renovation, Party B shall notify Party A or its designated entity for an inspection of the renovated Premises. Party B may only commence business operations after the inspection is approved by the property management company appointed by Party A.

5.	During the lease term, Party B shall promptly notify Party A in writing if any damage or malfunction occurs to the Premises or its ancillary facilities, which shall be handled in accordance with the agreed terms or relevant regulations.

6.	Party B has an obligation to maintain and properly use the Premises and its ancillary facilities during the lease term. If any damage or malfunction is caused by Party B’s use to the Premises and its ancillary facilities, Party B shall be responsible for the necessary repairs. If Party B objects to carry out the required repairs, Party A may conduct the repairs on its behalf, and all associated costs shall be borne by Party B.

Article VI	Safety Responsibilities

1.	Party B shall be solely responsible for the safety of the leased Premises.

2.	In its business operations, Party B must strictly comply with all applicable laws and regulations concerning safety and business operations. Party B shall conduct its business strictly in accordance with the requirements of the relevant authorities, including planning, real estate resources, construction, transportation, fire safety, public security, safety supervision, quality technology supervision, industry and commerce, labor protection, and civil affairs departments. Party B shall not unilaterally modify, expand, or change the usage purpose of the Premises, nor alter electrical or communication lines, meters, or related equipment without prior written consent. If Party B violates these provisions and causes personal damage to Party A, itself, or any third party or damage to their property, Party B shall bear all liabilities and losses. If Party A is held liable for any related responsibilities, it shall have the right to seek full reimbursement from Party B.

3.	During the lease term, Party B shall ensure the safety of the Premises and the individuals and property within it and shall assume full responsibility for such safety. In the event of a fire, theft, or any other incident, Party B shall immediately report to the authorities, take necessary emergency measures, and bear full responsibility for any resulting damages.

Article VII	Condition of Premises Upon Return

1.	Upon the expiration, termination, or dissolution of this Contract, Party B shall remove all additional installations and restore the Premises to its original condition before returning it to Party A. Any remaining goods, decorations, or equipment left in the Premises without Party A’s prior written consent shall be deemed abandoned, and Party A shall have the right to retain or dispose of them at its discretion. If Party A or a third party entrusted by Party A incurs any costs for removing the remaining items left by Party B in the Premises, or if Party A’s clearance of Party B’s leftover items results in an inability to timely hand over the Premises to a new tenant, causing any related losses, all such costs and losses shall be borne by Party B.

2.	If Party B fails to return the Premises to Party A within the time specified in this Contract, from the date of delayed return, Party B shall, for each day of delay, pay Party A a penalty for the illegal occupation of the Premises at a rate of 2% of the monthly rent for the current year. In addition, Party B shall pay Party A an occupancy fee for the use of the Premises during the delayed return period at the monthly rent rate for the current year, as well as the actual costs of electricity and any other incurred expenses, until Party B has fully vacated and returned the Premises to Party A and completed all handover procedures. The payment of these fees shall not constitute an extension of the lease term and shall not affect the termination or dissolution of this Contract.

3.	If Party B does not intend to renew the lease, it shall provide Party A with written notice at least 30 days before the expiration of the lease term to allow Party A to make arrangements for the subsequent leasing of the Premises. Provided that Party B’s normal use of the Premises is not affected, Party A may arrange for prospective tenants to inspect the Premises at a reasonable time, and Party B shall provide necessary cooperation.

Article VIII	Termination of the Lease Contract

1.	Party A and Party B agree that this Contract shall terminate without either party bearing liability in the event of any of the following circumstances during the lease term:

1.1 The land use rights for the Premises are legally reclaimed in advance;

1.2 The Premises are lawfully expropriated for public interest purposes;

1.3 The Premises are included in a legally permitted urban demolition and relocation plan due to urban construction needs;

1.4 The Premises are damaged, destroyed, or deemed hazardous due to reasons not attributable to either Party A or Party B.

2.	Conditions Under Which Party B May Terminate the Contract:

2.1 Party A fails to deliver the Premises as stipulated in this Contract despite Party B having strictly performed its contractual obligations herein, and Party A still fails to deliver the Premises within seven (7) working days after receiving a written demand from Party B;

2.2 The Premises delivered by Party A do not conform to the contractual terms herein, thereby preventing Party B from achieving the intended purpose of the lease;

2.3 Party A subleases the Premises to a third party during the lease term herein without obtaining Party B’s prior written consent;

2.4 Upon termination of this Contract by Party B, Party B shall have the right to request Party A to refund the rent for the remaining lease term and the security deposit.

3.	Conditions Under Which Party A May Terminate the Contract:

3.1 Party B’s business operations violate relevant national laws, regulations, or the applicable regulations of Wuhan Municipality (including the service requirements for “Three Responsibilities Agreement” (sanitation, order, and greenery maintenance));

3.2 Party B alters the structure of the Premises;

3.3 Party B’s business activities interfere with other occupants, and Party B fails to rectify the issue within the correction period prescribed by Party A, or despite rectification, the interference persists;

3.4 Party B changes the intended use of the Premises;

3.5 Party B fails to pay rent or any other contractual fees agreed herein for a cumulative period exceeding fifteen (15) days or fails to maintain the required security deposit in full for a cumulative period exceeding fifteen (15) days;

3.6 Party B vacates the Premises prematurely during the lease term in violation of this Contract;

3.7 Party B fails to make the initial rent and security deposit payments as stipulated in this Contract;

3.8 Party B fails to complete all necessary industrial and commercial administrative approvals and other statutory procedures within sixty (60) days from the effective date of this Contract and fails to provide Party A with a copy of its latest business license for record-keeping. If Party B does not complete these administrative approval procedures or fails to provide a copy of its business license within the specified period, Party A shall have the right to terminate this Contract.

Article IX	Liability for Breach of Contract

1.	If Party B fails to maintain the required security deposit in full, Party A shall have the right to issue a written notice to Party B, requiring it to replenish the deposit within the period specified by Party A. If Party B fails to pay the required amount in full or replenish it within the prescribed period, Party A shall have the right to terminate this Contract. Any adverse consequences arising therefrom (including but not limited to the residual value loss of affixed decorations and renovations, relocation costs, business interruption losses, and any other losses and expenses incurred by either Party A or Party B) shall be solely borne by Party B.

2.	If Party B fails to pay rent on time, it shall pay Party A a penalty equivalent to 1% of the outstanding payable rent for each day of delay, calculated from the due date. If the delay exceeds fifteen (15) days, Party A shall have the right to terminate this Contract and demand immediate payment of all outstanding amounts from Party B.

3.	If Party B causes damage to the leased Premises or related facilities and equipment, Party B shall bear all direct and indirect costs incurred by Party A for repairs and restoration, as well as compensation for any losses caused by Party B. These costs include, but are not limited to, all direct and indirect financial losses suffered by Party A, as well as reasonable legal fees, litigation costs, and other expenses incurred by Party A in recovering such losses.

4.	In the event of a breach as stipulated in Sections 2 or 3 above, Party A shall have the right to deduct all or part of the security deposit, provided that the deducted amount does not exceed the total amount payable by Party B. If the security deposit is insufficient to cover the outstanding amounts, Party A shall have the right to pursue Party B for the remaining balance.

5.	If this Contract is terminated due to Party B’s liability, Party A shall issue a written notice of termination to Party B. The Contract shall be deemed terminated upon delivery of the notice. Until the formal termination of the Contract, Party B shall continue to perform its contractual obligations. Upon termination, Party B shall pay Party A a penalty, which shall be set at the equivalent of two (2) months’ rent for the current lease year.

Article X	Refund of Security Deposit

Upon dissolution or termination of the lease relationship, Party A shall refund the full amount of the security deposit for the office lease contract to Party B without interest.

Article XI	Miscellaneous Provisions

1.	This Contract shall become effective upon signature by the legal representatives or authorized representatives of both parties and affixing the company seal or the contract-specific seal.

2.	Both Party A and Party B fully understand their respective rights, obligations, and responsibilities under this Contract and shall strictly comply with its provisions. If either party breaches this Contract, the other party shall have the right to claim compensation or terminate the Contract in accordance with its terms.

3.	If Party B violates any provisions of this Contract during the lease term or upon the return of the Premises upon expiration of the lease term, Party A shall first notify Party B. If Party B fails to rectify the breach within five (5) working days of receiving the notice, Party A shall have the right to suspend the supply of water, electricity, and other services to the Premises or take other appropriate measures until Party B’s conduct is corrected.

4.	Any disputes arising during the performance of this Contract between Party A and Party B shall be resolved through negotiation. If the negotiation fails, both parties agree to submit the dispute to the people’s court with jurisdiction over the location of the Premises.

5.	Both parties confirm that the addresses provided in the contract signing section shall be considered the valid addresses for the delivery of documents and notices. If there is any change in the address, the party making the change must notify the other party in writing. Until the other party receives such notice of change, both parties shall continue to accept notices at the original communication address and contact details.

6.	This Contract is executed in four (4) counterparts, with two (2) copies held by Party A and two (2) copies held by Party B, all of which have equal legal effect.

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Party A:

Legal Representative (or Authorized Representative): (Signature & Seal)

/s/ Yicheng Liu

Date:

Party B:

Legal Representative (or Authorized Representative): (Signature & Seal)

/s/ Yu Zhang

Date: